UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

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THE GUITAMMER COMPANY
(Name of Registrant as Specified in its Charter)

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THE GUITAMMER COMPANY
6117 Maxtown Road
Westerville, Ohio 43082
 (614) 898-9370

INFORMATION STATEMENT

Shareholders of The Guitammer Company:

This Information Statement is being furnished to you, as a holder of common stock, par value $0.001 (“Common Stock”) of The Guitammer Company, a Nevada corporation (the “Company” or “we”), on February 20, 2015 (the “Record Date”), to inform you of  the approval by “Written Consent” on February 20, 2015 by Shareholders holding 52.7% of the voting power of all of our Shareholders entitled to vote as of the Record Date (“Majority Shareholders”) of (i) the election of  Mark A. Luden, Kenneth McCaw and Walter J. Doyle as Directors of the Company (ii) the ratification of the appointment of Schneider Downs & Co., Inc. as the Company's auditors for 2015 and (iii) the filing of a Certificate of Amendment to our Articles of Incorporation (the “Articles of Incorporation”) specifically to Article 3 of the Articles of Incorporation that increases the authorized shares of Common Stock to 200,000,000 shares and creates a class of preferred stock with 1,000,000 shares authorized, as attached to this Information Statement (the “Amendment”) (collectively “corporate actions”).

This Information Statement is dated March 6, 2015 and is first being mailed to our Shareholders on or about March 6, 2015.

All necessary corporate approvals in connection with the election of directors, ratification of the appointment of auditors and the Amendment have been obtained.  This Information Statement is being furnished to all of our Shareholders pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules promulgated thereunder and the provisions of Nevada law, solely for the purpose of informing Shareholders of these corporate actions.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

This Information Statement shall serve as notice to our Shareholders who did not consent to these corporate actions of our Majority Shareholders taken without a meeting.

Sincerely,

/s/ Mark A. Luden
Mark A. Luden
President

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE CORPORATE ACTIONS; PASSED UPON THE MERITS OR FAIRNESS OF THESE CORPORATE ACTIONS; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS INFORMATION STATEMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

FORWARD LOOKING STATEMENTS

Certain statements made in this Information Statement are “forward-looking statements” regarding the plans and objectives of management for future operations and market trends and expectations after the corporate actions. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. When we use words such as “believe,” “anticipates,” “expects,” “intends,” and similar expressions, we are making forward looking statements that are subject to risks and uncertainties. Our plans and objectives are based, in part, on assumptions involving the continued conduct of our business. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that our assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act to notify our shareholders of certain corporate actions taken by the Majority Shareholders pursuant to the Written Consent.  In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the corporate actions as early as possible to accomplish the purposes hereafter described, the Board elected to seek the Written Consent of the Majority Shareholders to reduce the costs and implement the corporate actions in a timely manner.

Who is entitled to Notice?

Each shareholder who owns an outstanding share of Common Stock of record on the Record Date will be entitled to notice of the corporate actions to be taken pursuant to the Written Consent.

What Vote is required to approve the corporate actions action?

The affirmative vote of Majority Shareholders of the Company outstanding on the Record Date is required for approval of the corporate actions.  As of the Record Date, the Company had 83,125,498 shares of Common Stock issued and outstanding.  Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholders.  However, because the Majority Shareholders, holding a majority of the voting rights of the Company as of the close of business on the Record Date, voted in favor of the corporate actions, no other shareholder consent will be obtained in connection with the corporate actions and this Information Statement.

Do I have appraisal rights?

Neither Section 78.320 of the Nevada Revised Statutes nor our Articles of Incorporation or bylaws provides our Shareholders with appraisal rights in connection with the corporate actions discussed in this Information Statement.

This Information Statement contains a brief summary of the material aspects of the corporate actions approved by the Board and the Majority Shareholders.

PLAN AND AGREEMENT OF REORGANIZATION

On May 18, 2011, The Guitammer Company, an Ohio corporation, caused the formation of a Nevada corporation with the same name (the  “Company”, “Guitammer-Nevada”, “we”, “us” and “our”) and entered into a Plan and Agreement of Reorganization with Guitammer-Nevada pursuant to which (i) the shareholders of Guitammer-Ohio would exchange (on a one (1) for thirty-one thousand, two hundred and six (31,206) shares basis) their aggregate 1,602.3 issued and outstanding shares of common stock for an aggregate of 50,001,374  shares of Common Stock, par value $0.001 per share, of Guitammer-Nevada evidencing the same proportional interest in Guitammer-Nevada as they held in Guitammer-Ohio, and  (ii) option and warrant holders to purchase an aggregate of  1,397.7 shares of common stock of Guitammer-Ohio would exchange (on a one (1) for thirty-one thousand, two hundred and six (31,206) shares basis) their options and warrants for options and warrants to purchase an aggregate of 43,616,626 shares of Common Stock, par value $0.001 per share,  of Guitammer-Nevada in the same proportional interest  in Guitammer-Nevada as they held in Guitammer-Ohio (the “Reorganization”). In addition, the Company issued to two lenders warrants to purchase shares of Guitammer-Ohio which because of the Reorganization would be converted into warrants to purchase an aggregate of 225,000 shares of our Common Stock, par value $0.001 per share.  In order to save time and expense of creating and issuing new Guitammer-Nevada options and warrants, the Company’s Board of Directors passed a resolution that the outstanding Guitammer- Ohio options and warrants would be and are deemed to be and constitute the Guitammer- Nevada options and warrants (on the said 1 for 31,206 shares basis) to purchase an aggregate of 43,841,626 shares of our Common Stock.

SHAREHOLDERS' VOTING RIGHTS

At the close of business on February 20, 2015 (the "Record Date"), there were 83,125,498 shares of Common Stock outstanding and entitled to vote.

VOTING SECURITIES OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of the Company’s Common Stock on February 20, 2015 by (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director of The Guitammer Company, (iii) each of the executive officers of The Guitammer Company and (iv) all directors and executive officers of The Guitammer Company as a group.

Name and Address (1) of Beneficial Owner	Shares Beneficially Owned	Options and Warrants Beneficially Owned		Total Shares and Options Beneficially Owned	Percentages (2)

Mark Luden President, CEO and Director	6,058,610	13,129,890	(5)	19,188,500	19.93%

Richard E. Conn, CFO and Treasurer	39,206	1,305,629		1,344,835	1.59%

Marvin Clamme Vice President	6,397,230	6,297,166		12,694,396	14.20%

Kenneth McCaw Director	2,340,450	8,903,946		11,244,396	12.22%

Walter J. Doyle (3) Director	2,631,614	750,000		3,384,614	4.03%

Christopher Doyle (4) 1970 Jewett Rd Powell, OH 43065	12,929,246	6,699,928		19,629,174	21.85%

Julie E. Jacobs Trust c/o Francine I. Jacobs, Trustee 1105 Schrock Road Suite 602 Columbus, OH 43229	9,413,451	2,699,857		12,113,308	14.11%

All Officers and Directors as a a Group (5 Persons)	17,467,110	30,386,631		47,853,741	42.16%

(1)	Addresses for the officers and directors are the Company’s address.
(2)
The number of shares of Common Stock owned are those "beneficially owned" as determined under SEC regulations, including any shares of Common Stock as to which a person has sole or shared voting or investment power and any shares of Common Stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. As of December 31, 2014, there were 83,000,498 shares of Common Stock outstanding.

(3)	Includes shares held in The Walter J. Doyle Trust, which shares, options and warrants Mr. Doyle is deemed to beneficially own.
(4)	Christopher Doyle is the adult son of Walter J. Doyle. His shares include shares and warrants owned by Forest Capital which Christopher Doyle is deemed to beneficially own.
(5)	Includes 550,000 options owned by Nancy Luden, wife of Mark Luden.

NOMINATION AND ELECTION OF DIRECTORS

On February 20, 2015 by Written Action without a meeting, the Company's Majority Shareholders nominated and elected three directors to serve until the next annual meeting of shareholders or until their successors are elected and qualified.

The following table sets forth certain information concerning the three persons elected to the Board of Directors and Executive Officers of the Company:

Name	Age	Position

Mark A. Luden	55	President, CEO, Secretary and Director
Richard E. Conn	59	Chief Financial Officer and Treasurer
Marvin Clamme	61	Vice President of Engineering
Kenneth McCaw	63	Director
Walter J. Doyle	79	Director

Mark has held positions with increasing executive responsibilities in sales, marketing President  & CEO and management in the software industry for 13 years before joining Guitammer Company.  In addition to leading the strategic and day-by-day operations of the Company, Mark is a member of the Consumer Electronics Association's Board of Industry Leaders, a member of the Executive Board in 2010 and 2011, and was the past Chairman of the Division Executive Board and the Small Business Council. Mark is also a member of the Standards Community of Society of Motion Pictures and Television Engineering (SMPTE). Mark is the author of one issued patent, "Capture and remote reproduction of haptic events in synchronous association with the video and audio capture and reproduction of those events."

Mr. Luden’s said past sales and managerial experience and serving as our President, CEO, Secretary, and a member of our board of directors since 1999, being a substantial shareholder of the Company and his affiliation with the CEA, led the Board of Directors to the conclusion that he is qualified to serve as a director of the Company.

Richard E. Conn has served us our Controller since April 2012 and CFO and Treasurer since May 18, 2011.  From April 1982 to March 2012 he served as Vice President of Finance for CoreSource, Inc. whose principal business is health insurance. Mr. Conn is a Certified Public Accountant in good standing and a member of the Ohio Society of Certified Public Accountants.

Marvin Clamme has served as a member of our board of directors and one of our employees since March 1999. Mr. Clamme resigned from the board of directors effective April 5, 2010 and was replaced by Mr. Doyle. Mr. Clamme is a professional studio engineer.  Mr. Clamme is also the inventor of the ButtKicker low frequency audio transducer, and has since assigned all of his rights and interest in ButtKicker and the ButtKicker patent to the Company.

Kenneth McCaw, our founder, has served as a member of our board of directors since March 1990.  Mr. McCaw is an accomplished producer, writer and inventor. He is a graduate of the University of California at Los Angles Film Scoring program. Mr. McCaw has written approximately 200 original music pieces and has produced over 25 albums.  Mr. McCaw has written and produced music for The White House, Walt Disney Productions, The United States Olympic Committee, Opryland Productions, as well as numerous theaters and playhouses throughout the United States.   Mr. McCaw is the inventor of the Hammer Jammer™, a patented, consumer key hammering mechanism for acoustic and electric guitars. Mr. McCaw founded the Company, been on the Board since its inception, invented the Hammer Jammer™ and is a substantial shareholder of the Company, all of which led the Board of Directors to the conclusion that he is qualified to serve as a director of the Company.

Walter J. Doyle was elected a director on April 5, 2010 at the Company’s Annual Meeting of Shareholders.  Since January 1995, Mr. Doyle has served as the President of Forest Capital, an angel capital firm, located in Powell, Ohio. Previously, Mr. Doyle was founder, President and CEO of Industrial Data Technologies Corp. (IDT) for 21years.   IDT designed, developed, manufactured and marketed high-tech products for factory automation projects in the steel, automotive, food and chemical industries.  Earlier, he worked for Industrial Nucleonics/Accuray Corporation (NYC and Columbus, Ohio).  Even earlier, he was a US Army Paratrooper.

Mr. Doyle earned an Electrical Engineering degree from The City College of New York (CCNY) and an MBA from the Harvard Business School.  He is a member and/or on the board of a number of businesses and local civic organizations. As discussed below under Certain Relationships and Related Transactions and Director Independence, Forest Capital, a company controlled by Mr. Doyle, made the Working Capital Loan to the Company. As provided for in the loan documents, the Company agreed to provide Forest Capital the right to appoint one member of the board of directors of the Company, which member is Mr. Doyle. (See Working Capital Loan and Consulting Agreement, Exhibit 10.15, incorporated herein by reference.)  Mr. Doyle’s said past executive experience being a substantial shareholder of the Company and being nominated to the Board by Forest Capital as aforesaid, led the Board of Directors to the conclusion that he is qualified to serve as a director of the Company.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

The business of the Company's Board of Directors is conducted through full meetings of the Board and consents of members. There are no family relationships among our directors and executive officers. The Company does not have an audit, nominating or compensation committee. In the opinion of the Board of Directors, no Director may be deemed independent.

Actions of the Board of Directors of the Company during the 2014 fiscal year of the Company were taken by 10 Written Actions without a meeting and 2 meetings at the Company offices, at which each director attended.

We are not aware of the occurrence during the last ten years of any events that are material to an evaluation of the ability or integrity of any of our directors or executive officers such as the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting the involvement of such person in any type of business, securities or banking activities; and

•
Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Other Directorships

Other than as indicated above, none of the Company's Directors or Executive Officers hold or have been nominated to hold a directorship in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of the Securities Act of 1933 or any company registered as an investment company under the Investment Company Act of 1940.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

General

We have provided what we believe is a competitive  compensation  package to our executive  management  team  through  a  combination  of  base  salary, equity participation and an employee benefits program.

This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices since we became a public reporting company.

Our objective is to attract and retain executives with the ability and the experience necessary to lead us and deliver strong performance and value to our shareholders, we strive to provide a total compensation package that is competitive with total  compensation  generally  provided to  executives in our industry and general industry companies of similar size in terms of revenue and market  capitalization.  Those are the organizations against whom we generally compete for executive talent.

The compensation package for our executive officers may include both cash and equity incentive plans that align an executive’s compensation with our short-term and long-term performance goals and objectives.

Offer competitive benefits package to all full-time employees.

We provide a benefits package to all full-time employees including health and welfare benefits such as medical insurance.  We have no structured executive perquisite benefits (e.g., club memberships or sports tickets) for any executive officer, including the named executive officers, and we currently do not provide any deferred compensation programs or supplemental pensions to any executive officer, including the named executive officers.

Provide fair and equitable compensation.

We provide a total compensation program that we believe will be perceived by both our executive officers and our shareholders as fair and equitable.  In addition to market pay levels and considering  individual  circumstances related to each executive  officer,  we also consider the pay of each executive  officer relative to each other  executive  officer and relative to other  members of the management  team.  We have designed the total compensation programs to be consistent for our executive management team.

Our Executive Compensation Process

Our board of directors acts as our compensation committee.  Our executive officers are elected by our board of directors.  The following discussions are generally the Company's and the board of directors' historical practices.  Based on their understanding of executive compensation for comparable positions at similarly situated  companies,  experience in making these types of decisions and  judgment   regarding  the  appropriate   amounts  and  types  of  executive compensation to pay and in part on recommendations  where appropriate,  from our chief executive officer,  along with other  considerations  discussed below, the board of directors approve the annual compensation package of our executive officers with respect to the appropriate base salary, and the grants of long-term equity incentive awards.

We have two executive officers. The annual performance review of our executive officers is considered by the board of directors when making decisions on setting base salary and grants of long-term equity incentive awards.

The board of directors  review the annual  performance of any parties related to the  CEO  and  consider  the  recommendations  of the  related  person's  direct supervisor with respect to base salary  and  grants of  long-term  equity  incentive  awards.  The board of directors review and may approve these recommendations with modifications as deemed appropriate.

Our Executive Compensation Programs

Overall, our executive compensation programs are designed to be consistent with the objectives and principles set forth above.  The basic elements of our executive compensation programs are summarized in the table below, followed by a more detailed discussion of each compensation program.

Element	Characteristics	Purpose

Base salary	Fixed annual cash compensation; all executives are eligible for periodic increases in base salary based on performance and market pay levels.	Keep our annual compensation competitive with the market for skills and experience necessary to meet the requirements of the executive's role with us.

Long-term equity incentive plan awards (stock options)	Performance-based equity award which has value to the extent our common stock price increases over time; targeted at the market pay level and/or competitive practices at similar companies.	Align interest of management with shareholders; motivate and reward management to increase the shareholder value of the company over the long term.

Health & welfare benefits	Fixed component. The same/comparable health & welfare benefits (medical and disability insurance) are available for all full-time employees.	Provides benefits to meet the health and & welfare needs of employees and their families.

Allocation between Long-Term and Currently Paid Out Compensation

The compensation we currently pay consists of base pay.  The long-term compensation consists entirely of awards of stock options pursuant to our stock option plans.   The allocation between long-term and currently paid out compensations is based on our objectives and how comparable companies use long-term and currently paid compensation to pay their executive officers.

Allocation between Cash and Non-Cash Compensation

It is our policy to allocate all currently paid compensation in the form of cash and all long-term compensation in the form of awards of options to purchase our common stock. We consider competitive markets when determining the allocation between cash and non-cash compensation.

Other Material Policies and Information

All pay elements are cash-based except for the long-term equity incentive program, which is an equity-based (stock options) award.  We consider market pay practices and practices of comparable companies in determining the amounts to be paid, what components should be paid in cash versus equity, and how much of a named executive officers, including our named executive officers, are designed to be competitive with comparable companies.  We believe that a substantial portion of each named executive officer’s compensation should be in performance-based pay.

In determining whether to increase or decrease compensation to our executive officers, including our named executive officers, annually we take into account the changes (if any) in the market pay levels, the contributions made by the executive officer, the performance of the executive officer, the increases or decreases in responsibilities and roles of the executive officer, the business needs for the executive officer, the transferability of managerial skills to another employer, the relevance of the executive officer's experience to other potential employers and the readiness of the executive officer to assume a more significant role with another organization. In addition, we consider the executive officer's current base salary in relation to the market pay of similar companies.

Compensation or amounts realized by executives from prior compensation from us, such as gains from previously awarded stock options or options awards, are taken into account in setting other elements of compensation, such as base pay, or awards of stock options under our long-term equity incentive program.  We believe that our executive officers should be fairly compensated each year relative to market pay levels of similar companies and equity among all our executive officers. Moreover, we believe that our long-term incentive compensation program furthers our significant emphasis on pay for performance compensation.

Annual Cash Compensation

To attract and retain executives with the ability and the experience necessary to lead us and deliver strong performance to our shareholders, we provide a competitive total compensation package for companies that we compare with.   Base salaries and total compensation are targeted at market levels of similar companies, considering individual performance and experience, to ensure that each executive is appropriately compensated.

Base Salary

Annually we review salary ranges and individual salaries for our executive officers.   We establish the base salary for each executive officer based on consideration of market pay levels of similar companies and internal factors, such as the individual’s performance and experience and the pay of others on the executive team.

We consider market pay levels among individuals in comparable positions with transferable  skills  within our  industry and  comparable  companies in general industry.  When establishing the base salary of any executive officer, we also consider business requirements for certain skills,  individual  experience and contributions,  the  roles  and  responsibilities  of the  executive  and  other factors. We believe a competitive base salary is necessary to attract and retain an executive management team with the appropriate abilities and experience required to lead us.  Approximately 30% to 90% of an executive officer’s total cash compensation, depending on the executive's role with us, is paid as a base salary.

The base salaries paid to our named executive officers are set forth below in the Summary Compensation Table - See "Summary of Compensation." For the fiscal year ended December 31, 2014, cash compensation to our named executive officers was $100,000  to our chief executive officer and $75,000 to our CFO. We believe that the base salary paid to our executive officers during 2014 does achieve our executive compensation objectives and is within our objective of providing a base salary at market levels.

Long-term Equity Incentive Compensation

We award long-term equity incentive grants to executive officers and directors, including certain named executive officers, as part of our total compensation package. These awards are consistent with our pay for performance principles and  align  the  interests  of  the  executive  officers  to  the  interests  of  our shareholders.  The board of directors reviews the amount of each award to be granted to each named executive officer and approves each award.  Long-term equity incentive awards are made pursuant to our stock option plans.

Our long-term equity incentive compensation is currently exclusively in the form of options to acquire our common stock.  The value of the stock options awarded is dependent upon the performance of our common stock price.  The board of directors and management believe that stock options currently are the appropriate vehicle to provide long-term incentive compensation to our executive officers.  Other  types  of  long-term  equity  incentive  compensation  may  be considered  in the future as our business  strategy  evolves.  Stock options are awarded on the basis of anticipated service to us and vest as determined by the board of directors.

Options are granted with an exercise price equal to the fair market value of our common stock on the date of grant.  Fair market value is defined as the closing market price of a share of our common stock on the date of grant. We do not have any program, plan or practice of setting the exercise price based on a date or price other than the fair market value of our common stock on the grant date. Like our other pay components, long-term equity incentive award grants are determined based on competitive market levels of comparable companies.

Generally, we do not consider an executive officer's stock holdings or previous stock option grants in determining the number of stock options to be granted. We believe that our executive officers should be fairly compensated each year relative to market pay levels of comparable companies and relative to our other executive   officers.   Moreover,   we believe that our long-term incentive compensation program furthers our significant emphasis on pay for performance compensation.  We do not have any requirement that executive officers hold a specific amount of our common stock or stock options.

The  board of  directors  retains  discretion  to make  stock  option  awards to executive officers at other times,  including in connection with the hiring of a new  executive  officer,  the  promotion  of an executive officer, to reward executive   officers,   for  retention  purposes  or  for  other   circumstances recommended by  management.  The exercise price of any such grant is the fair market value of our stock on the grant date.

For  accounting  purposes,  we apply the  guidance  in  Statement of  Financial Accounting  Standard  123 (revised  December  2004),  or SFAS 123(R),  to record compensation expense for our stock option grants. SFAS 123(R) is used to develop the assumptions necessary and the model appropriate to value the awards as well as the timing of the expense recognition over the requisite service period, generally the vesting period, of the award.

Executive officers recognize taxable income from stock option awards when a vested option is exercised.  We generally receive a corresponding tax deduction for compensation expense in the year of exercise.  The amount  included in the executive  officer's  wages and the  amount we may deduct is equal to the common stock  price  when the stock  options  are  exercised  less the  exercise  price multiplied by the number of stock options exercised.  We currently do not pay or reimburse any executive officer for any taxes due upon exercise of a stock option.

Overview of 2014 Compensation

We believe that the total compensation paid to our named executive officers for the fiscal year ended December 31, 2014 achieves the overall objectives of our executive compensation program.  In accordance with our overall objectives, executive compensation for 2014 was competitive with comparable companies.  See "Summary of Compensation."

Other Benefits

Health and Welfare Benefits

All full-time employees, including our named executive officers, may participate in our health and welfare benefit program.

Tax Deductibility of Executive Compensation

Limitations on  deductibility  of compensation may occur under Section 162(m) of the Internal Revenue Code which  generally  limits the tax  deductibility  of compensation paid by a public company to its chief executive officer and certain other highly compensated executive officers  to $1  million  in the year the compensation becomes taxable to the executive officer.  There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

Although deductibility of compensation is preferred, tax deductibility is not a primary objective of our compensation programs.  We believe that achieving our compensation objectives set forth above is more important than the benefit of tax deductibility and we reserve the right to maintain flexibility in how we compensate our executive officers that may result in limiting the deductibility of amounts of compensation from time to time.

Summary Compensation Table

The table below sets forth for our last three completed fiscal years, the compensation earned by our President and CEO and CFO, who are our only “Named Executive Officers”, and no person who served as an executive officer during our last completed fiscal year, or who has been chosen to become an executive officer and not named, received, or will receive, $100,000 or more of compensation.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)

Mark A. Luden	2014	$100,000	(4)	$-	$1,499	$101,499
President,CEO, Secretary	2013	$100,000		$-	$1,394	$101,394
	2012	$117,692	(3)	$472,602	$1,499	$581,793

Richard E. Conn
CFO and Treasurer	2014	$75,000		$8,960	$2,747	$86,707
	2013	$75,000		$-	$2,119	$77,119
	2012	$71,250		$76,017	$1,999	$149,266

(1)
In 2012, Mr. Luden received ten-year options  to purchase 3,000,000 shares of our Common Stock,  at an exercise price of $0.25 per share as additional compensation for his service to the Company.  The options were valued at $472,602 according to the Black-Scholes option pricing model.  Also in 2012, Mr. Conn received ten-year options  to purchase 500,000 shares of our Common Stock,  at an exercise price of $0.25 per share as additional compensation for his service to the Company.  The options were valued at $76,017 according to the Black-Scholes option pricing model.  The exercise price was lowered to $0.075 by the Board of Directors on December 4, 2014 to reflect the current trading range of the stock as the original exercise price of  $0.25 did not provide the incentives originally expected by the Board when the options were granted.

(2)	Represents health insurance premiums paid by the Company.
(3)	Includes $10,000 performance bonus from 2012, paid in 2013.
(4)	A bonus of $30,000 was approved by the Board on 12/2/2014, but was not paid in 2014.

Compensation of Directors

Members of our Board of Directors do not receive any compensation for serving on the Board. Our directors will be eligible to participate in any equity incentive plan which we may adopt in the future. We reimburse our directors for their reasonable expenses incurred in attending meetings of our board of directors. Provisions of Nevada Law allow us to indemnify our officers, employees, directors and director nominees against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with their service to us if it is determined that that person acted in good faith and in a manner which he reasonably believed was in our best interest.

Retention and Bonus Plan for Key Employees

In December of 2006, our board of directors approved a retention and bonus plan for key employees.  Our board approved the plan in order to induce key employees to remain with the Company, particularly in the event of a “change of control” such as the following: a merger or consolidation of which the Company is not the surviving corporation; a merger or consolidation in which the Company’s then current shareholders hold less than 50% of the Company’s outstanding stock; the sale of all or substantially all of the Company’s assets; the acquisition, sale or transfer of more than 50% of the outstanding voting securities of the Company; or the effectiveness of the filing of a registration statement for the public offering of securities of the Company and sale of more than 50% of the outstanding securities of the Company pursuant to such registration.  If within six (6) months after a change of control a participant of the plan (which participants are determined in the sole discretion of the board of directors) is terminated from employment by the Company due to his or her disability, death or by the Company for any reason other than cause, such participant is due severance compensation from 0% to 250% of the participant’s base salary based on the amount of total consideration paid in connection with the change of control.  Our board has sole authority to administer and/or amend the plan.

On November 16, 2011, the Board of Directors approved a stock option plan for its employees and approved 600,000 stock options for three of its employees.  The Board was advised by its legal counsel that certain changes to the stock option plan were needed and would require the previous plan and option grants to be cancelled and then replaced with a new plan and new option grants.   On February 1, 2012, the Board cancelled the plan approved on November 16, 2011 and approved a new 2012 Incentive Stock Option Plan (“2012 ISOP”)and 600,000 stock options for three of its employees, (500,000 of which were granted to Rich Conn, CFO)  with an exercise price of $0.25 per share with a vesting schedule of 60% on the first anniversary of the grant, 20% on the second anniversary of the grant and the final 20% on the third anniversary of the grant.   On November 26, 2012, the Board approved a stock option plan and granted 3,000,000 stock options to the Company’s president and CEO,  with an exercise price of $.25 per share with a vesting schedule of 33 and 1/3% on the first anniversary of the grant, 33 and 1/3% on the second anniversary of the grant and the final 33 and 1/3% on the third anniversary of the grant. See discussion below of the 2012 ISOP that was approved by the Majority Shareholders on December 31, 2012.  On November 26, 2012, the Board approved a CEO Compensation plan that resulted in the Company’s president and CEO being awarded a $10,000 bonus as a result of the Company’s revenues exceeding $2,100,000 dollars and the Company’s gross margin exceeding 37.5%.   The compensation plan was for 2012 only.

On December 4, 2014, the Board of Directors approved the following:  the exercise price of incentive stock options previous issued by the Company on February 1, 2012 and November 26, 2012, were changed to $0.075 per share, the closing price of the Company’s stock on December 4th, 2014.   The Company issued incentive stock options exercisable at $0.075 per share, the closing price of the Company’s stock on December 4th, 2014, to incentivize the Company’s employees as follows: 1,000,000 incentive stock options to Marvin Clamme, 500,000 incentive stock options to Nancy Luden, 250,000 incentive stock options to Rich Conn, 100,000 incentive stock options to Brendan Kelly, 100,000 incentive stock options to Andrew Luden. The vesting schedule will be as follows: of 60% on the first anniversary of the grant, 20% on the second anniversary of the grant and the final 20% on the third anniversary of the grant.  The Company will issue incentive stock options exercisable at $0.075 per share, the closing price of the Company’s stock on December 4th, 2014 as follows: 750,000 incentive stock options to Walter Doyle and 750,000 incentive stock options to Ken McCaw.  The vesting schedule will be as follows: 25% on the first anniversary of the grant, 25% on the second anniversary of the grant, 25% on the third anniversary of the grant and 25% on the fourth anniversary of the grant.

Outstanding Equity Awards at Fiscal Year End

The table below shows outstanding equity awards for the Company's executive officers as of the fiscal year ended December 31, 2013, which equity awards consists of ten-year, non-qualified stock options granted under the Company’s 1999 Non-Qualified Stock Option Plan (the "1999 Options"), all of which are vested and exercisable but none of which have been exercised and options granted under the 2012 ISOP, none of which are vested.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	(1)
Mark A. Luden, CEO	3,588,690	0	0	$0.0032	(2)	0	$0	0	$0
	5,741,200	0	0	$0.02	(3)	0	$0	0	$0
	3,000,000	0	3,0000,000	$0.75	(4)	1,000,000	$0	1,000,000	$0

Richard E. Conn	355,629	0	0	$.0032	(5)	0	$0	0	$0
CFO	500,000	0	500,000	$.075	(6)	100,000	$0	100,000	$0
	200,000	0	0	$.0032	(7)	0	$0	0	$0
	250,000	0	250,000	$.075	(8)	250,000		250,000	$0

(1)	Post-Reorganization shares aggregate 13,496,556 shares at a conversion ratio of 31,206 to 1.
(2)	Options for 1,390,851 shares expire June 29, 2019, for 1,029,798 shares December 14, 2019 and for 1,168,041 shares December 30, 2019.
(3)	Options for 1,248,240 shares expire February 28, 2017 and for 4,492,960 shares March 12, 2019.
(4)
Options for 3,000,000 shares expire November 25, 2022.  Shares vest 1,000,000 on November 25, 2013, 1,000,000 on November 25, 2014, and 1,000,000 on November 25, 2015.  The exercise price was lowered to $0.075 by the Board of Directors on December 4, 2014 to reflect the current trading range of the stock as the original exercise price of  $0.25 did not provide the incentives originally expected by the Board when the options were granted.

(5)	Options for 355,629 shares expire June 29, 2019 and were assigned to Richard E. Conn from Mark A. Luden, CEO on April 19, 2012.
(6)
Options for 500,000 shares expire January 31, 2022.  Shares vest 300,000 on January 31, 2013,  100,000 on January 31, 2014, and 100,000 on January 31, 2015. The exercise price was lowered to $0.075 by the Board of Directors on December 4, 2014 to reflect the current trading range of the stock as the original exercise price of  $0.25 did not provide the incentives originally expected by the Board when the options were granted.

(7)	Options for 200,000 shares expire December 30, 2019 and were purchased from Kenneth McCaw on November 25, 2013.
(8)	Options for 250,000 shares expire December 4, 2024. Shares vest 150,000 on December 4, 2015, 50,000 on December 4, 2016, and 50,000 on December 4, 2017.

Certain Relationships and Related Transactions and Director Independence.

Except for the transactions described below, none of our directors, officers or principal shareholders, or any associate or affiliate of the foregoing, have any interest, direct or indirect, in any transaction or in any proposed transactions, during the years ended December 31, 2014 and 2013.

In July of 2009, we entered into a Working Capital Loan and Consulting Agreement (the “Working Capital Loan”), with Forest Capital, LLC (“Forest”), which is controlled by Walter J. Doyle, a Director of the Company.  Pursuant to the Working Capital Loan, Forest loaned us an aggregate of $250,000, which amount bore interest at the rate of 10% per annum.  The principal amount of the loan was initially payable by us upon the earlier to occur of (a) the completion of a significant funding transaction or (b) December 31, 2009, provided that the Company could extend the loan to December 31, 2010, provided that we pay all of the accrued interest then due on the loan by December 31, 2009, and that we agree to increase the interest rate of the Working Capital Loan to 20% per annum, compounded monthly and payable annual. The Working Capital Loan was so extended and was due on demand. As of February 29, 2012, the balance due on this loan was $150,000. In consideration for Forest agreeing to the Working Capital Loan, we agreed to issue and in January 2010 issued to Forest 85.3 shares of Guitammer-Ohio which because of the Reorganization have been converted into an aggregate of 2,661,871 shares of the Company’s common stock (subsequently transferred to The Walter J. Doyle Trust) and granted 10-year options to purchase shares of Guitammer-Ohio which because of the Reorganization have been converted into options to purchase 655,326 shares of the Company’s Common Stock at an exercise price of $0.02 per share. Also,  the Company’s directors, including Mr. Luden, Mr. McCaw and Mr. Clamme agreed to transfer and have each transferred to Forest options to purchase shares of Guitammer-Ohio which because of the Reorganization have been converted into options to purchase  2,014,971 shares of the Company’s Common Stock (a total of  6,044,914 shares) at an exercise price of $0.02 per share. Also, the Company agreed to provide Forest the right to appoint one member of the board of directors of the Company, which member is Mr. Doyle.  On December 21, 2011, $100,000 of the principal and all interest due on the loan was converted to shares of the Company’s stock pursuant to the note conversion agreement.  Also, the note was amended on December 21, 2011 reissued and now bears interest at a rate of 8%.  The first interest payment was due on January 3, 2013 and was paid by issuing 49,562 shares of the Company’s stock.   On January 27, 2014, the Guitammer Company (the Company) entered into a Note Restatement Agreement with a revised principal balance of $162,106.52, which is the sum of (a) $150,000, the original unpaid principal amount of the 2011 Note, plus (b) $12,106.52, which is the unpaid accrued interest on that original unpaid principal balance computed from January 1, 2013 through January 3, 2014, and which was converted into unpaid principal as of January 3, 2014. All accrued and unpaid interest on the Note is payable on January 3, 2015, and all unpaid principal and all remaining accrued and unpaid interest on the Note is payable in full on January 3, 2016.

In May 2003, we borrowed $800,000 at 8% interest per annum from Thelma Gault (the “Gault Loan”) (a shareholder of the Company and owner of Eminence Speaker LLC, a manufacturing partner of the Company).  The Gault Loan included a security interest over substantially all of our assets, and required that we needed Ms. Gault’s prior approval before incurring any additional debt.  In connection with the Gault Loan, we granted Ms. Gault options to purchase shares of Guitammer-Ohio which because of the Reorganization have been converted into options to purchase an aggregate of 3,276,630 shares of our Common Stock.  All of the options have an exercise price of $0.02 per share and have vested.  The Gault Loan was originally due May 6, 2008.

The Gault Loan was amended in January 2008 to increase the interest rate to 10% per annum (beginning on May 6, 2008), provide for 72 monthly payments to be made on the loan starting in June 2008, to extend the due date of the loan until June 1, 2014, and to provide that in the event the Company obtains financing of over $4,000,000, the Company shall use commercially reasonable efforts to negotiate to use a portion of the funding to repay the Gault Note and that the Company shall use its commercially reasonable efforts to make yearly prepayments on the loan in an amount equal to 7.5% of the Company’s available cash on hand as of the end of the immediately preceding year.  The amendment to the Gault Loan also added certain events of default under the loan including if Mark Luden is no longer active in the day-to-day operations of the Company, absent the written approval of a replacement by Ms. Gault.

On April 25, 2008 Ms. Gault signed an Intercreditor Agreement with the Director of Development of the State of Ohio, also a creditor of the Company, in which she agreed to share, paripassu, with the Director her security interest in the assets of the Company securing the Gault Loan.

In February 2009, the Gault Loan was amended again to subordinate the repayment of the loan to the repayment of the Credit Agreement described below. In November 2010, the Gault Loan was amended once again to subordinate the repayment of the loan to the repayment of the Julie E. Jacobs Trust’s and the Standard Energy Company’s loans described below.   The outstanding balance on the Gault Loan as of December 31, 2014 is $584,352 and it is due on demand.

On March 9, 2009, we entered into a Credit Facilitation Agreement (the “Credit Agreement”) with Walter J. Doyle, as Trustee of the Walter J. Doyle Trust dated February 5, 1992, and Francine I. Jacobs, Trustee of the Revocable Trust created by Julie E. Jacobs under Agreement dated November 25, 2009 (collectively “Doyle and Jacobs”), both of whom were investors in the Company.  Pursuant to the Credit Agreement, Doyle and Jacobs each agreed to guarantee 50% of a Merrill Lynch line of credit loan to the Company of $400,000, which loan carries a variable interest rate tied to the LIBOR rate.  The amount loaned pursuant to the Credit Agreement was to be used to acquire inventory and finance accounts receivable.  The loan is secured by a first priority security interest and lien on all of Guitammer property and assets.  We agreed to pay Doyle and Jacobs an annual fee of 4% of the outstanding amount of the Credit Agreement, to sell to each of Doyle and Jacobs an aggregate of 20% of the then outstanding shares of Guitammer-Ohio for $1.00 per share, or 292 shares of Guitammer-Ohio each which because of the Reorganization have been converted into 9,112,152 shares of our Common Stock, an aggregate of 18,224,304 shares, and pay the legal fees associated with the Credit Agreement. On December 21, 2011, the annual fee that was due on the loans was converted to shares of the Company’s stock pursuant to the note conversion agreement.

Additionally, in connection with the Credit Agreement, we agreed to grant to certain of our key employees, directors and officers options to purchase shares of Guitammer-Ohio which because of the Reorganization have been converted into options to purchase shares of our Common Stock, as follows:

•	Ken McCaw – Options to purchase 3,744,720 shares of Common Stock;
•	Marvin Clamme – Options to purchase 3,744,720 shares of Common Stock; and
•	Mark Luden –Options to purchase 4,992,960 shares of Common Stock.

All of the options have an exercise price of $0.02 per share and have vested.

The Credit Agreement is due and payable on demand.  The balance due of the Credit Agreement as of December 31, 2014 is $395,350.

On April 7, 2010 the Julie E. Jacobs Trust (“Jacobs Trust”) loaned us $100,000. The loan was due on June 7, 2010 but has not been paid. The Note bore interest at the rate of 30% per annum and was payable on demand. As additional consideration for the loan, the Company agreed to issue to the Jacobs Trust Warrants to purchase 125,003 shares of our Common Stock post- Reorganization at $0.005 per share at the time of a Company IPO.  On December 21, 2011, the interest due on the loan was converted to shares of the Company’s stock pursuant to the note conversion agreement.  Also, the note was amended on December 21, 2011 reissued and now bears interest at a rate of 8%.  The first interest payment was due on January 3, 2013 and was paid by issuing 33,042 shares of the Company’s stock.  On January 27, 2014, the Company entered into a Note Restatement Agreement with the Julie Jacobs Trust  with a revised principal balance of $108,071.01, which is the sum of (a) $100,000, the original unpaid principal amount of the 2011 Note, plus (b) $8,071.01, which is the unpaid accrued interest on that original unpaid principal balance computed from January 1, 2013 through January 3, 2014, and which was converted into unpaid principal as of January 3, 2014. All accrued and unpaid interest on the Note is payable on January 3, 2015, and all unpaid principal and all remaining accrued and unpaid interest on the Note is payable in full on January 3, 2016.

On October 5, 2010 the Standard Energy Company loaned us $100,000. Standard Energy Company is controlled by Gerald Jacobs, a substantial shareholder of the Company. The loan bore interest at the rate of 10% per annum, is unsecured and was payable September 30, 2011.  On December 21, 2011, the principal and interest due on the loan was converted to shares of the Company’s stock pursuant to the note conversion agreement.

On October 5, 2010 the Company issued its Promissory Note payable to Walter J. Doyle Trust in the amount of $25,000 to evidence a loan made to the Company that date.  The note bore interest at the rate of 10% per annum and was due September 30, 2011.   On December 21, 2011, the principal and interest due on the loan was converted into 112,108 shares of the Company’s Common Stock.

On November 12, 2010 the Company arranged an inventory financing agreement with the Walter J. Doyle Trust and the Julie E. Jacobs Trust, for an aggregate of $300,000 and a monthly interest rate of 2%.  The loan was evidenced by two-$150,000 promissory notes payable to the lenders (one of which is the Standard Energy Company) and secured by a first lien on all of the assets of the Company. The notes were due on October 14, 2011.  On December 21, 2011, the principal and interest on the loan was converted into 1,500,456 shares of the Company’s Common Stock.

Director Independence  In the opinion of the Board of Directors, no Director may be deemed independent.

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

On February 20, 2015,  by Written Action without a meeting, the Company's Majority Shareholders reaffirmed and reapproved the appointment of Schneider Downs & Co., Inc. as the Company’s independent registered public accounting firm.

In connection with the audits of the Company’s financial statements for each of the three fiscal years ended December 31, 2012, 2013 and 2014, there were no disagreements with Schneider Downs & Co., Inc. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Schneider Downs & Co., Inc., would have caused Schneider Downs & Co., Inc. to make reference to the matter in its report.  During the Company’s three recent fiscal years and any subsequent interim period preceding the date hereof, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the three fiscal years ended December 31, 2012, 2013 and 2014, neither the Company nor anyone on behalf of the Company consulted with Schneider Downs & Co., Inc. regarding either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s  financial statements; or on any matter considered important by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue or any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K, or any reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.

Audit Fees

Fees billed and expected to be billed for service rendered by Schneider Downs & Co., Inc. for the reviews of Forms 10-Q and for the audits of the consolidated financial statements of the Company were approximately $61,000 for 2012, $61,000 for 2013 and $61,000 for 2014.

Tax Fees

Aggregate fees billed for permissible tax services rendered by Hack Steer & Company LLP consisted of approximately $3,840 for 2012, $2,616 for 2013 and $2,630 for 2014.  These amounts include tax consulting, preparation of federal and state income tax returns.

All Other Fees

None.

AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 150,000,000 SHARES TO 200,000,000 SHARES AND TO AUTHORIZE 1,000,000 SHARES OF PREFERRED STOCK

The Company’s Articles of Incorporation authorized the issuance of 150,000,000 shares of Common Stock, par value of $0. 001 per share.  On February 20, 2015, the Board of Directors of the Company and the Majority Shareholders approved the Amendment, which is attached hereto as Exhibit A, to increase the amount of authorized Common Stock of the Company from 150,000,000 shares to 200,000,000 shares and to create and authorize 1,000,000 shares of Preferred Stock..

We anticipate filing the Amendment with the Secretary of State of Nevada on or about March 20, 2015. The increase in our authorized Common Stock and the creation and authorization of the Preferred Stock will become effective on the date of filing.

Reason for Increase in Authorized Shares of Common Stock and Creation and authorization of Preferred Stock

The general purpose and effect of the Amendment in authorizing an additional 50,000,000 shares of Common Stock  and creation and authorization of 1,000,000 shares of Preferred Stock is to allow the Company to raise capital by selling shares of Common Stock and/or Preferred Stock to enable us to continue our current business operations.

Advantages, Disadvantages and Effects of the Amendment

To continue our current business operations, our Board may seek to raise capital by selling shares of Common Stock and/or Preferred Stock to present shareholders and new investors. At this time we may offer to sell presently authorized but unissued shares of Common Stock and/or Preferred Stock to present shareholders and new investors to continue our business operations. Otherwise, we do not have any plans to issue any additional shares. However, if and when we do determine to pursue an additional financing or business transaction, having additional authorized shares of Common Stock and/or Preferred Stock available for issuance will give us flexibility and may allow such shares to be issued without the expense and delay of another shareholder meeting that may then be necessary to amend our Articles of Incorporation to increase authorized shares of Common Stock and/or create and authorize Preferred Stock.

The Amendment is not in any way related to any plan or intention to enter into a merger, consolidation, acquisition or similar business transaction, none of which we are considering at this time.

Further, there are certain advantages and disadvantages of an increase in our authorized capital stock. The advantages include, among others, the ability to raise capital by issuing Common Stock and/or Preferred Stock in future transactions mentioned above, or other financing transactions, and to have shares of our Common Stock and/or Preferred Stock available to pursue business expansion opportunities, if any. The disadvantages include, among others, the issuance of additional shares of our Common Stock and/or Preferred Stock could be used to deter a potential takeover of us that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with our Board’s desires. A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of Common Stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences. In addition, shareholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock and/or Preferred Stock that may be issued in the future and, therefore, future issuances of Common Stock and/or Preferred Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of our existing shareholders.

Authorized, but unissued shares of Common Stock and/or Preferred Stock, may be used by the Company for any purpose permitted under Nevada law, including but not limited to, paying stock dividends to shareholders, raising capital, providing equity incentives to employees, officers, directors, and service providers, and entering into transactions that the Board believes provide the potential for growth and profit. Although, except as discussed herein, we presently have no plan, commitment, arrangement, understanding or agreement to issue additional shares of Common Stock and/or Preferred Stock (except pursuant to employee benefit plans or outstanding derivative securities), the Company may, in the future, issue Common Stock and/or Preferred Stock in connection with the activities described above or otherwise.

The increase in the authorized shares of Common Stock and the creation and authorization of Preferred Stock will not have any immediate effect on the rights of existing shareholders. However, as discussed above, our Board may cause the issuance of additional shares of Common Stock and/or Preferred Stock without further vote of our shareholders. These future issuances may be dilutive to our current shareholders and may cause a reduction in the market price of our Common Stock. Current holders of Common Stock do not have preemptive or similar rights which mean that current shareholders do not have a prior right to purchase any new issue of our Common Stock and/or Preferred Stock in order to maintain their proportionate ownership. The issuance of additional shares of Common Stock and/or Preferred Stock would decrease the proportionate equity interest of our current shareholders and could result in dilution of the value of the equity interest of our current shareholders.

As discussed above, the Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of the Amendment. For example, in the event of a hostile attempt to obtain control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of Common Stock and/or Preferred Stock, which would dilute the voting power of the other outstanding shares and increase the potential cost to acquire control of the Company. The Amendment therefore may have the effect of discouraging unsolicited takeover attempts, potentially limiting the opportunity for our shareholders to dispose of their shares at a premium, which is often offered in takeover attempts, or that may be available under a merger proposal. The Amendment may have the effect of permitting our current management, including the current Board, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of our business. However, our Board is not aware of any attempt to take control of the Company, and our Board has not taken this action with the intent that it be utilized as a type of anti-takeover device.

Dissenter’s Rights of Appraisal

Neither Section 78.320 of the Nevada Revised Statutes nor our Articles of Incorporation or bylaws provides our shareholders with dissenters’ or appraisal rights in connection with the Amendment discussed in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO THE AMENDMENT

As disclosed above, the Board approved the Amendment and recommended its approval by the Majority Shareholders and the Majority Shareholders approved the Amendment.

Each officer and director of the Company is in favor of the Amendment.  No officer or director, any proposed nominee for election as an officer or director or any associate or affiliate of those persons has any substantial interest, direct or indirect, by security holdings or otherwise in the Amendment, other than that they each believe the Amendment is in the best interest of the Company and their interest as shareholders.

The shareholdings of our directors and officers are listed below in the section entitled "Voting Securities of Principal Shareholders and Management".

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file various reports with the Securities and Exchange Commission concerning their holdings of, and transactions in, securities of the Company. Copies of these filings must be furnished to the Company. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the Company's 2014 fiscal year all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners have been met on a timely basis.

AVAILABLE INFORMATION

We are currently subject to the information requirements of the Exchange Act and file periodic reports, and other information with the SEC relating to our business, financial and other matters. You may obtain copies of these materials by written request to the Company.

You may also obtain copies of these materials by mail from the Public Reference Section of the U.S. Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on its public reference rooms. Our SEC filings are also available to the public over the Internet at the SEC’s website at www.sec.gov

By Order of the Board of Directors

/s/ Mark A. Luden
Mark A. Luden
President and Chief Executive Officer

Dated: March 6, 2015

ATTACHMENT TO
AMENDMENT TO ARTICLES OF INCORPORATION OF
THE GUITAMMER COMPANY

"Article 3
A. The Company is authorized to issue two classes of capital stock to be designated respectively "Common Stock" and "Preferred Stock." The Company is authorized to issue 1,000,000 shares of Preferred Stock, $0.001 par value per share, and 200,000,000 shares of Common Stock, $0.001 par value per share.

B. The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each series, and to fix and determine the terms of each series. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(1) The number of shares constituting the series and the distinctive designation of the series;
(2) The dividend rate on the shares of the series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series;
(3) Whether the series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights;
(4) Whether the series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;
(5) Whether the shares of the series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which the shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
(6) Whether the series shall have a sinking fund for the redemption or purchase of shares of the series and, if so, the terms and amount of such sinking fund;
(7) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and relative rights of priority, if any, of payment of shares of the series; and

(8) Any other relative rights, preferences and limitations of the series.

C. The Board of Directors may increase or decrease the number of authorized shares within each series, whether or not any shares of the series are outstanding; provided, however, that the Board of Directors may not decrease the number of shares within a series below the number of shares within such series that is then issued. The approval of the existing Preferred Stock or Common Stock stockholders shall not be required.